Exhibit 3.1

THIRD AMENDED AND RESTATED BY-LAWS

OF

SEACOR HOLDINGS INC.

(a Delaware corporation)

(Amended and Restated as of March 16, 2009)

ARTICLE I

STOCKHOLDERS

SECTION 1.   Annual Meetings of Stockholders. If required by applicable law, the annual meeting (the “Annual Meeting of Stockholders”) of the holders of such classes or series of capital stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Restated Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”) of SEACOR Holdings, Inc. (the “Company”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be designated by resolution of the Board of Directors or, in the event that no such date is so designated, on the second Tuesday in May of each year, at such hour (within ordinary business hours) as shall be stated in the notice of the meeting. If the day so designated shall be a legal holiday, then such meeting shall be held on the next succeeding business day. Each such annual meeting shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors.

SECTION 2.   Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting shall only be called by order of a majority of the entire Board of Directors or by the Chairman of the Board of Directors or by the President of the Company, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION 3.	Notice of Stockholder Nominations and Other Business.

(a)       Notice for Annual Meeting. At the Annual Meeting of Stockholders, the only business which shall be conducted thereat shall be that which shall have been properly brought before the meeting in the manner prescribed immediately below.

(1)       Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders may be made at an Annual Meeting of Stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the Company who (i) was a stockholder of record of the Company at the time the notice provided for in this Section 3 is delivered to the Secretary of the Company, and at the time of the annual meeting, (ii) is entitled to vote at the meeting of stockholders, and (iii) complies with the notice procedures set forth in this Section 3. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an Annual Meeting of Stockholders.

(2)       For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 3, the

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stockholder must have delivered timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s Annual Meeting of Stockholders (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)       A stockholder’s notice delivered to the Secretary pursuant to this Section 3 shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be transacted, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (b) the reasons for conducting such business at the meeting and (d) any material interest of such stockholder in such business; and (C) as to the stockholder giving the notice on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any of affiliate or associate, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including and derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least

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the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Any stockholder who desires to propose any matter at an annual meeting shall, in addition to the aforementioned requirements described in clauses (A) through (C), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Company is then subject to such Rule or said Act. The foregoing notice requirements described in clauses (A) through (C) shall be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii), (a)(3)(C)(iii) and (a)(3)(C)(iv) of this Section 3 shall be updated as of the record date and submitted by such stockholder not later than ten (10) days after the record date for the meeting. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial (and not of record) documentary evidence satisfactory to the Company of such ownership must accompany the notice in order for such notice to be considered validly and timely received.

(4)       Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an Annual Meeting of Stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)       Notice for Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who (i) is a stockholder of record of the Company at the time the notice provided for in this Section 3 is delivered to the Secretary of the Company, and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 3, including paragraph (a)(3) hereof. Clause (2) of this paragraph (b) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. For nominations to be properly brought by a stockholder before a special meeting pursuant to clause (2) of this

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paragraph (b), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered or mailed to and received by the Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(1)       Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by applicable law, the person presiding at the meeting of stockholders shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 (including whether the stockholder on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(vi) of this Section 3) and (b) if any proposed nomination or other business was not made or proposed in compliance with this Section 3, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)       For purposes of this Section 3, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

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(3)       Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3; provided however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 3 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any class or series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 3. The presiding officer at any meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

SECTION 4.   Manner of Notice. Notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered in any manner permitted by General Corporation law of Delaware (“DGCL”) to each stockholder not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state with reasonable specificity the purpose or purposes for which the meeting is to be held and the business proposed to be transacted thereat. Notices of all meetings of the stockholders and any other corporate notices may given in such manner as the Board of Directors shall determine, including by electronic transmission.

SECTION 5.   Stockholder Lists. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a true and complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

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The stock ledger shall be the only evidence as to the identity of those stockholders entitled to examine the stock ledger, the list required by this section or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.   Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority in voting power of the then issued and outstanding shares of all classes and series of stock of the Company entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority in voting power of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal from the meeting by any stockholder.

SECTION 7.   Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence any Vice President, or, if none of the foregoing is present, by a presiding person to be chosen by the holders of a majority in voting power of the shares entitled to vote thereat present in person or by proxy at the meeting. The Secretary of the Company, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint an appropriate person present at the meeting to act as secretary.

SECTION 8.   Voting; Proxies; Required Vote. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Company on the applicable record date fixed by applicable law or pursuant to these By-Laws in respect of each matter properly presented to the meeting. At all elections of directors the voting may (but need not) be by ballot and a plurality of the votes cast there shall be sufficient to elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the holders of a majority in voting power of the shares entitled to vote thereat present in person or by proxy.

SECTION 9.   Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting shall appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies

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and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

SECTION 10. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Company, to extend the period of time for the solicitation of proxies) from time to time and place to place until such presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.   General Powers. Subject to the limitations of the Certificate of Incorporation, these By-Laws and applicable law, the business, property and affairs of the Company shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Company to the officers of the Company or other persons provided that the business and affairs o the Company shall be managed by and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

SECTION 2.	Qualification; Number; Term; Remuneration.

(a)       Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be no less than five (5) nor more than twelve (12), as may be fixed from time to time by action of a majority of the entire Board of Directors. The number of non-U.S. citizen directors shall not exceed a minority of the directors necessary to constitute a quorum under Section 3 of this Article II. The use of the phrase “entire Board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b)       Directors who are elected at an Annual Meeting of Stockholders, and directors who are elected to fill vacancies and newly created directorships, shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)       Directors who are not officers or other employees of the Company may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other

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capacity and receiving compensation therefor. Members of special or standing committees maybe allowed like compensation for attending committee meetings.

SECTION 3.   Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum; provided, however, in the event that the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors that constitutes a majority of the entire Board of Directors, then the number of directors necessary to constitute a quorum shall automatically increase to the sum of (i) one and (ii) the number of non-U.S. citizen directors multiplied by two. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.   Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.   Annual Meeting of the Board of Directors. Following the Annual Meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the Annual Meeting of Stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6.   Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held at such place and time as the Board of Directors shall from time to time by resolution determine.

SECTION 7.   Special Meetings of the Board of Directors. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by a majority of the directors then in office.

SECTION 8.   Notice of Meetings. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors. Otherwise, a notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least five (5) days before the meeting, or may be given by facsimile transmission, telephone or other means of electronic transmission or by delivering the same personally not later than the day before the day of the meeting and in accordance with Article XI of these By-Laws.

SECTION 9.   Telephone and Similar Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting, unless a person authorized to participate in such a meeting participates in

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the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committee, or in their absence or inability to act a presiding person chosen by the directors, shall preside. The Secretary of the Company shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding person may appoint any person to act as secretary.

SECTION 11. Resignation and Removal. Any director may voluntarily resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Company (other than the Common Stock) then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

SECTION 12. Vacancies. Vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

SECTION 13. Board Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1.   Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees which, to the extent lawful, shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. In addition, the Board shall have an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee formed in compliance with applicable law, as well as such other committees as it may from time to time determine necessary or appropriate.

SECTION 2.   Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business

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by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.   Committee Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the committee.

SECTION 4.   Term; Termination. In the event any person shall cease to be a director of the Company, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

SECTION 1.   Scope of Indemnification. The Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), any person who is or was a director or officer of the Company (or any of its direct or indirect subsidiaries) and who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Affiliated Entity”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer; provided, however, that, except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. If an indemnitee is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Company shall nonetheless indemnify such indemnitee to the maximum extent for the remaining portion of the liabilities. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnitee is not entitled to indemnification. A person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or

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expenses incurred in connection with any proceeding commenced by such person, unless such proceeding was authorized by the Board of Directors and except that such indemnification may be provided by the Company in a specific case as permitted by Section 5 of this Article IV.

SECTION 2.   Advancing Expenses. The Company shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article IV or otherwise.

SECTION 3.   Claims. If a claim under Sections 1 and 2 of this Article IV is not paid in full by the Company within forty-five (45) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by (a) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct and (b) the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon proof that the indemnitee has not met the applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

SECTION 4.   Corporate Obligations; Reliance. The right to indemnification conferred in this Article IV shall be a contract right and shall be a binding obligation on the part of the Company to its current and former directors or officers and their heirs, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article IV, without giving notice thereof to the Company.

SECTION 5.   Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not limit or restrict in any way the power of the Company to indemnify or advance expenses to such person in any other way permitted by applicable law or to be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses may be entitled under any applicable law, the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer or director of the Company and as to action to any other capacity while holding such position.

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SECTION 6.   Insurance. The Company may purchase and maintain insurance on behalf of itself or any officer or director of the Company against any expenses, judgments, fines and amounts payable as specified in this Article IV, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article IV or applicable law.

SECTION 7.   Definition. For purposes of this Article IV, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director or officer of an Affiliated Entity, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 8.   Effects of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article IV (including, without limitation, this Section 8) shall adversely affect the rights of any indemnitee under this Article IV with respect to any act or omission of such indemnitee that occurs prior to such amendment, repeal or adoption of an inconsistent provision and shall continue as to indemnitee who has creased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights provided to any present or former director or officer by this Article IV shall be enforceable against the Company by such person (and/or his or her legal representative), who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer.

ARTICLE V

OFFICERS

SECTION 1.   Election and Qualifications. The Board of Directors shall elect the officers of the Company, which shall include a Chairman of the Board of Directors and Chief Executive Officer, a Chief Financial Officer, a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Treasurers, Assistant Secretaries, and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

SECTION 2.   Term of Office; Vacancies; and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified or until their earlier resignation or removal. Any vacancy in any office arising from any cause may

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be filled for the unexpired portion of the term by the Board of Directors or the Chairman of the Board; provided, however, that (a) the Chairman of the Board of Directors shall not have the power to fill a vacancy occurring in the office of any officer for whose election or appointment a provision is made in these By-Laws stating that such officer shall be chosen solely by the Board of Directors and (b) prior to filling any vacancy in respect of the office of the Chief Financial Officer, the Chairman of the Board shall consult with the Audit Committee of the Board of Directors. The remuneration of all officers of the Company may be fixed by the Board of Directors or in such manner as the Board of Directors shall otherwise provide.

SECTION 3.   Resignation; Removal. Any officer may resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by an affirmative vote of a majority of the entire Board of Directors.

SECTION 4.   Chief Executive Officer. The Chief Executive Officer of the Company shall be a citizen of the United States, shall have general management and supervision of the business and affairs of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 5.   Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to such position, including, without limitation, the organization and review of all accounting, tax and related financial matters involving the Company, the implementation of appropriate Company financial controls and procedures, and the supervision and assignment of the duties of all other financial officers and personnel employed by the Company, and shall have such other duties as may be assigned by the Board of Directors or the President.

SECTION 6.   President. The President shall be a citizen of the United States and shall have general management and supervision of the property, business and affairs of the Company and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article V; and may execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 7.   Vice-President. A Vice-President may execute and deliver in the name of the Company contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 8.   Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.

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SECTION 9.   Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the President or any Vice President.

SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 11. Other Officers. Such other officers as the Board of Directors or the Chairman of the Board may from time to time appoint, including one or more Vice Chairmen, which Vice Chairman or Vice Chairmen may, but need not, be members of the Board of Directors.

SECTION 12. Non-U.S. Officers. Any Vice President or other officer of the Company who is not a citizen of the United States is not authorized to act, and may not act, in the absence or disability of the President or the Chairman of the Board and Chief Executive Officer of the Company.

ARTICLE VI

BOOKS AND RECORDS

SECTION 1.   Location. The books and records of the Company may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these By-Laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.   Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

SECTION 3.   Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or

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adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

CERTIFICATES REPRESENTING STOCK

SECTION 1.   Certificates; Signatures; Direct Registration System. Subject to the provisions of paragraph EIGHTH of the Certificate of Incorporation, the shares of the Company shall be represented by certificates, and every holder of stock shall be entitled to have a certificate, signed by or in the name of the Company by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Company. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock may be issued in the form of uncertificated shares in accordance with General Company Law of the State of Delaware. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered.

SECTION 2.   Dual Stock Certificate System; Restrictions on Transfer. The Company shall instruct its transfer agent to maintain two separate stock records, a foreign record of stock

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owned by Foreigners and a domestic record of stock owned by persons or organizations that are not Foreigners.

Certificates representing stock of the Company shall be marked either “foreign” or “domestic”, but shall be identical in all other respects. Stock owned by Foreigners shall be represented by foreign certificates, and stock owned by persons or organizations that are not Foreigners shall be represented by domestic certificates. Whether stock is owned by Foreigners shall be determined in accordance with the Certificate of Incorporation.

A certificate shall be required from each transferee (and from each recipient upon original issuance) of stock as to whether such transferee (or recipient), and if such transferee (or recipient) is acting as custodian, nominee, purchaser representative or in any other capacity for an owner, whether such owner, is a Foreigner. Registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

No stock of any class of the Company not owned by a Foreigner may be transferred or issued (upon original issuance) to a Foreigner or a holder of record that will hold the stock for or on behalf of a Foreigner if, upon completion of the transfer or issuance, more than the Permitted Percentage (as defined in the Certificate of Incorporation) of the stock of that class then outstanding would be owned by Foreigners. To this end, stock of any class represented by a domestic certificate (or represented by a foreign certificate known by the Company not to be held by or on behalf of Foreigners) may not be transferred, and stock of any class may not be issued (upon original issuance), to a Foreigner or a holder of record that will hold the stock for or on behalf of a Foreigner if, upon completion of the transfer or issuance, the outstanding stock of that class represented by foreign certificates (and by domestic certificates known by the Company to be held by or on behalf of Foreigners) would exceed the Permitted Percentage.

All stock represented by foreign certificates (other than foreign certificates known by the Company not to be held by or on behalf of Foreigners) may be transferred to Foreigners or to persons or organizations that are not Foreigners, regardless of the percentage of the stock then outstanding owned by Foreigners.

To the extent necessary to enable the Company to determine the percentage of the outstanding capital stock of any class owned by Foreigners, or for the purpose of submitting any proof of citizenship required by applicable law or by contract with the United States government (or any agency or instrumentality thereof), the Company may require that record holders and owners of shares of capital stock to confirm their citizenship status and may, in the discretion of the Board of Directors, temporarily withhold and deposit into escrow dividends payable to any such record holder and owner until adequate confirmation of citizenship status is received.

SECTION 3.   Transfers of Stock. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, including, without limitation, the restrictions set forth in the Certificate of Incorporation, shares of capital stock shall be transferable on the books of the Company only by the holder of record thereof in person, or by duly authorized

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attorney along with the payment of all taxes due thereon, and in the case of stock represented by a certificate, upon surrender and cancellation of certificates for a like number of shares, properly endorsed.

SECTION 4.   Fractional Shares. The Company may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Company may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Company or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Company.

SECTION 5.   Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate of stock or uncertificated shares to be issued in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VIII

DIVIDENDS

Subject always to provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to holders of the capital stock of the Company; the division of the whole or any part of such funds of the Company shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Company and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Company shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Company shall commence on January 1, and end on December 31, of each and every calendar year.

ARTICLE XI

NOTICE

SECTION 1.   Manner of Notice. Whenever by statute, the Certificate of Incorporation, these By-Laws, or otherwise notice is required to be given to directors or stockholders, and no provision is made as to how the notice shall be given, any such notice may be given: (a) in writing by mail, first-class postage prepaid, addressed to the director or stockholder and the address appearing on the records of the Company; (b) facsimile transmission; or (c) in any other method permitted by applicable law. Without limiting the foregoing, any notice to a director may be delivered personally or by telephone, telegram, telex, facsimile, cable or other electronic means if delivered by such means not later than the day before the day of the meeting. Furthermore, without limiting the foregoing with respect to notice to a director, (i) if the notice is given by electronic mail, the notice shall be deemed given if directed to an electronic mail address at which the director has indicated to the Secretary or other officer of the Company that such director may receive information electronically, (ii) if the notice is given by any other form of electronic transmission, the notice shall be deemed given if directed to the director; (iii) if the notice is given personally or by telephone, the notice shall be deemed given if communicated either to the director or to a person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Any notice required or permitted to be given by mail to any director or stockholder shall be deemed given at the time when the same is deposited, in accordance with the terms of this Section, in the United States mails.

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SECTION 2.   Waiver of Notice. Whenever notice is required to be given by the Certificate of Incorporation or by these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.   Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer or any person designated by said Chief Financial Officer, whether or not an employee of the Company, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.   Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Company, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.   Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments in the name and on behalf of the Company in connection with the rights and powers incident to the ownership of stock by the Company. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Company may attend and vote at any meeting of stockholders of any company in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.   Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

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ARTICLE XIII

AMENDMENTS

SECTION 1.   Except as otherwise set forth in Section 2 of this Article XIII, these By-Laws may be altered or repealed at the Annual Meeting of Stockholders or at any special meeting of the stockholders, in each case, at which a quorum is present or represented, provided in the case of a special meeting that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock entitled to vote at such meeting and present or represented thereat (in person or by proxy), or by the affirmative vote of a majority of the Board of Directors, at any regular meeting or any special meeting of the Board.

SECTION 2.   Notwithstanding any other provisions of these By-Laws (including Section 1 of this Article XIII), the adoption by stockholders of any alteration, amendment, change, addition to or repeal of all or any part of Sections 1, 2, and 3 of Article I, Sections 2, 3, 11, and 12 of Article II or Section 2 of this Article XIII of these By-Laws, or the adoption by stockholders of any other provision of these By-Laws which is inconsistent with or in addition to such Sections of these By-Laws shall require the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all then outstanding capital stock of the Company entitled to vote thereon.

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